EXHIBIT 99.1

                         REVOCABLE PROXY


                  LIBERTY SAVINGS BANK, F.S.B.
                     21 South Centre Street
                 Pottsville, Pennsylvania  17901


THE PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF LIBERTY SAVINGS BANK, F.S.B. (THE "BANK") FOR USE ONLY AT ITS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 24, 1998
AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a stockholder of the Bank, hereby appoints Menelaos P. Palles, Michael R. Muncy and Daniel C. Guers, or any of them acting in the absence of the others, as proxyholders, each with full powers of substitution, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Bank held of record by the undersigned on October 1, 1998 at the Annual Meeting of the Stockholders of the Bank to be held at the Bank's office located at 21 South Centre Street, Pottsville, Pennsylvania, on
November 24, 1998 at 2:00 p.m. and at any adjournment of such meeting.

     MATTER NO. 1:  Election of Judith I. Hoffman and Ronald R.
Pellish, Esquire, as Class I Directors to serve until the annual meeting of stockholders of the Bank to be held in the year 2001.

     _____ FOR all nominees listed      _____ WITHHOLD AUTHORITY
           above (except for any              to vote for all
           nominees written below).           nominees listed
                                              above.

INSTRUCTIONS: To withhold authority to vote for any of the nominees, write the nominee's name in the following space:

_______________________________________________________

     MATTER NO. 2: Proposal to approve the Agreement and Plan of Reorganization dated September 4, 1998 pursuant to which, among other things, the Bank will become a wholly-owned subsidiary of Liberty Centre Bancorp, Inc., a Pennsylvania corporation formed by the Bank for such purpose.

     _____ FOR      _____ AGAINST       _____ ABSTAIN

     MATTER NO. 3: Proposal to ratify the appointment of Patton and Lettich as the independent auditors of the Bank for the fiscal year ending June 30, 1999.

     _____ FOR      _____ AGAINST       _____ ABSTAIN

     MATTER NO. 4: Approval of proposal to give the Bank's Board of Directors discretion to vote upon any other matters that may properly be brought before the Annual Meeting, including a motion to adjourn the Annual Meeting in order to solicit additional proxies.

     _____ FOR      _____ AGAINST       _____ ABSTAIN

_________________________________________________________________

     THIS PROXY IS SOLICITED BY THE BANK'S BOARD OF DIRECTORS.
IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD AND FOR MATTERS (2), (3) AND (4). THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

     BECAUSE THE FORMATION OF THE HOLDING COMPANY (MATTER NO. 2) MUST BE APPROVED BY THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE BANK, AN ABSTENTION OR FAILURE TO VOTE, IN PERSON OR BY PROXY, IS, IN EFFECT, A VOTE AGAINST MATTER NO. 2.

     The undersigned hereby acknowledges the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Stockholders of Liberty Savings Bank, F.S.B. called for
November 24, 1998, the Annual Report of the Bank for the year ended June 30, 1998 and a Proxy Statement for the Annual Meeting.

DATE:______________, 1998


____________________________       ______________________________
Signature                          Print Name


____________________________       ______________________________
Signature                          Print Name

Please sign and print your name(s) and print the date on which you sign the proxy in the spaces provided above. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give your title.